                                    EX-99.B2


BY-LAWS
OF
THE NORTHWESTERN MUTUAL
LIFE INSURANCE COMPANY
MILWAUKEE, WISCONSIN





(Appendix--Restated Articles of Incorporation)

                                    BY-LAWS
                                       OF
                            THE NORTHWESTERN MUTUAL
                             LIFE INSURANCE COMPANY
                                   AS AMENDED
                                 JULY 22, 1987
                               TABLE OF CONTENTS

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                                                                                                 Page

ARTICLE I--Meetings of Members; Voting by Members; Nominations
           of Board Candidates

      Section 1.1  Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.2  Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.3  Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.4  Notice of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

      Section 1.5  Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

      Section 1.6  Voting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                   (a)   Procedures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                   (b)   Furnishing Proxies and Other Materials   . . . . . . . . . . . . . . . .  2

                   (c)   Effect of Furnishing Proxies   . . . . . . . . . . . . . . . . . . . . .  2

                   (d)   Voting Inspectors  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                   (e)   Tabulation of Voting   . . . . . . . . . . . . . . . . . . . . . . . . .  2

                   (f)   Certificate of Election  . . . . . . . . . . . . . . . . . . . . . . . .  3

      Section 1.7  Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                   (a)   Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                   (b)   Number of Votes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                   (c)   Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

      Section 1.8  Nominations of Candidates for the Board  . . . . . . . . . . . . . . . . . . .  3

                   (a)   Filing of Board's Proposed Nominees  . . . . . . . . . . . . . . . . . .  3

                   (b)   Substitution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4





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                   (c)   Nomination at Meeting  . . . . . . . . . . . . . . . . . . . . . . . . .  4

      Section 1.9  Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4


ARTICLE II--Board of Trustees and Committees

      Section 2.1  General Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

      Section 2.2  Composition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                   (a)   Number and Tenure  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                   (b)   Classification   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

                   (c)   Retirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

      Section 2.3  Qualifications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

                   (a)   Citizenship, Age, Other Offices  . . . . . . . . . . . . . . . . . . . .  5

                   (b)   Non-attendance   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

      Section 2.4  Committees of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

      Section 2.5  Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                   (a)   Composition and Powers . . . . . . . . . . . . . . . . . . . . . . . . .  6

                   (b)   Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

      Section 2.6  Finance Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                   (a)   Composition and Powers   . . . . . . . . . . . . . . . . . . . . . . . .  6

                   (b)   Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

      Section 2.7  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

      Section 2.8  Alternate Members on Standing Committees
                          of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                   (a)   Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

                   (b)   Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

      Section 2.9  Compensation of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . .  7





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ARTICLE III--Meetings of the Board and Committees of the Board

      Section 3.1  Regular Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.2  Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.3  Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.4  Manner of Acting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.5  Notice of Special Meetings   . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.6  Waiver of Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

      Section 3.7  Action Without a Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . .  9


ARTICLE IV--Executive and Other Officers

      Section 4.1  Executive Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

      Section 4.2  Powers and Duties of Executive Officers  . . . . . . . . . . . . . . . . . . .  9

      Section 4.3  Other Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

      Section 4.4  Vacancies and Absences   . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      Section 4.5  Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

      Section 4.6  Election and Appointment of Officers   . . . . . . . . . . . . . . . . . . .   10


ARTICLE V--Examining Committee

      Section 5.1  Selection of the Examining Committee   . . . . . . . . . . . . . . . . . . .   10

      Section 5.2  Functions of the Examining Committee   . . . . . . . . . . . . . . . . . . .   11


ARTICLE VI--Official Bonds; Checks; Other Instruments

      Section 6.1  Official Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      Section 6.2  Checks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

      Section 6.3  Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11





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ARTICLE VII--Indemnification

      Section 7.1  Indemnification of Trustees, Officers and Employees  . . . . . . . . . . . .   11

                   (a)   Successful Defense   . . . . . . . . . . . . . . . . . . . . . . . . .   11

                   (b)   Other Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

      Section 7.2  Determination of Right to Indemnification  . . . . . . . . . . . . . . . . .   12

      Section 7.3  Allowance of Expenses as Incurred  . . . . . . . . . . . . . . . . . . . . .   13

      Section 7.4  Additional Rights to Indemnification and Allowance
                   of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

      Section 7.5  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

      Section 7.6  General    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13



ARTICLE VIII--Emergency Provisions

      Section 8.1  Continuity of Management   . . . . . . . . . . . . . . . . . . . . . . . . .   14

                   (a)   Acting President   . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                   (b)   Powers of Acting President   . . . . . . . . . . . . . . . . . . . . .   14

                   (c)   Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . .   14

                   (d)   Committee Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                   (e)   Board Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


ARTICLE IX--Offices

      Section 9.1  Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


ARTICLE X--Corporate Seal

      Section 10.1 Corporate Seal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15


ARTICLE XI--Amendments





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
      Section 11.1  Amendment or Repeal of the By-laws  . . . . . . . . . . . . . . . . . . . .   16

                    (a)   By Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                    (b)   By Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


APPENDIX--Restated Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . .   16





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                                    BY-LAWS
                                       OF
                            THE NORTHWESTERN MUTUAL
                             LIFE INSURANCE COMPANY
                                   AS AMENDED
                                 JULY 22, 1987

                                   ARTICLE I
                    MEETINGS OF MEMBERS; VOTING BY MEMBERS;
                        NOMINATIONS OF BOARD CANDIDATES

Section 1.1. ANNUAL MEETINGS.
         An annual meeting of the members of the Company shall be held at such time during normal business hours as may be fixed by the board of trustees (the "board") or executive committee for the purpose of electing trustees and for the transaction of such other business as may come before the meeting. The board or executive committee may postpone the date of the annual meeting for not more than 60 days, but such postponement shall not change the record date for such annual meeting.

Section 1.2 SPECIAL MEETINGS.
         A special meeting of members may be called by the president, the board, the executive committee or members having 5% of the votes entitled to be cast at such meeting.

Section 1.3 PLACE OF MEETINGS.
         The board may designate any place, either within or without the State of Wisconsin, as the place of any annual meeting or of any special meeting called by the board. If no designation is made or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Company.

Section 1.4 NOTICE OF MEETINGS.
         Notice of the time and place of an annual or special meeting shall be published once in each of 2 weeks, the first publication to be not more than 120 and the second publication to be not less than 10 days prior to the date of the meeting, in at least 2 newspapers of general circulation, one published in the City of Madison, Wisconsin, and one published in the City of Milwaukee, Wisconsin, and in such other newspapers, if any, as the board or executive committee may determine. Written notice of the time and place of an annual or special meeting shall also be given by mailing a copy thereof, not more than 120 nor less than 10 days prior to the date of the meeting, to the policyholders constituting substantially all of the members entitled to vote at the meeting. In the case of a special meeting or when required by law, the published and mailed notice of meeting shall include a statement of the purpose or purposes for which the meeting is to be held. In case the date of the annual meeting is postponed after published and mailed notices have begun, a published notice of the postponement shall be made as in the case of the initial published notice but no mailed notice of the postponement need be given.





                                       1
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Section 1.5 QUORUM.
         Members having at least 5% of the votes entitled to be cast at any meeting, present in person or by proxy at such meeting, shall constitute a quorum at such meeting. If a quorum is not present at any meeting, a majority of the members present may adjourn the meeting from time to time without further notice.

Section 1.6 VOTING.
         (a) PROCEDURES. All voting by members at annual and special meetings shall be in person or by proxy executed in writing by the member or his duly authorized attorney-in-fact and delivered to the secretary of the Company on or before a day specified in the notice of meeting which shall be at least 5 days prior to the date of the meeting. A majority of the votes entitled to be cast by the members present in person or by proxy at a meeting at which a quorum is present shall be sufficient for the election of any trustee or for the adoption of any other matter voted on at such meeting unless a greater portion is required by law. Unless sooner revoked, proxies shall be valid for 11 months from the date of execution and for such additional period, if any, as may be provided therein.

         (b) FURNISHING PROXIES AND OTHER MATERIAL. The Company may include the notice of meeting pursuant to Section 1.4 with or as a part of its annual report for the preceding year or may send such notice separately. The Company may provide proxies to any or all of the members together with such information as the Company deems pertinent with respect to the candidates or matters being voted upon at the meeting.

         (c) EFFECT OF FURNISHING PROXIES. The fact that the Company, by mail or otherwise, furnishes a proxy to any person shall not constitute nor be construed as an admission of the validity of any policy or contract or that such person is a member entitled to vote at the meeting; and such fact shall not be competent evidence in any action or proceeding in which the validity of any policy or contract or any claim under it is at issue.

         (d) VOTING INSPECTORS. Prior to each meeting of members the board shall appoint, from among members who are not trustees, candidates for trustee, officers, employees or agents of the Company, 1 or more voting inspectors and shall fix their fees. If an inspector so appointed is unable or unwilling to act the chief executive officer may appoint a substitute from among members eligible as aforesaid. The Company shall provide such clerical and mechanical assistance to the inspectors as they may reasonably require and shall pay the fees and reasonable expenses of the inspectors.

         (e) TABULATION OF VOTING. All voting at a meeting of members, including voting by holders of proxies, shall be by written ballot. The votes shall





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                 be tabulated by the voting inspectors and shall be
                 subject to such verification and ascertainment of the validity thereof and of the qualification of the voters as the inspectors deem appropriate. The inspectors may employ such mechanical equipment as they deem advisable to assist in the tabulation. In the absence of challenge the inspectors may assume that the signature appearing on a proxy or ballot is the valid signature of a member entitled to vote, that any person signing in a representative capacity is duly authorized so to do, and that the proxy, if not older than permitted thereby, is valid. After the tabulation has been completed, all proxies and ballots shall be placed in sealed packages and preserved by the secretary of the Company for at least 4 months from the date of the meeting.

         (f) CERTIFICATE OF ELECTION. Promptly after each meeting of members the inspectors shall sign and file with the secretary of the Company and the Wisconsin Commissioner of Insurance a certificate of the results of the voting at such meeting.

Section 1.7 VOTING RIGHTS.
         (a) RECORD DATE. Only those persons who are members of the Company at the close of business on the record date for a meeting of members shall be entitled to vote at such meeting. The record date for an annual or special meeting shall be such business day not more than 120 days prior to the date of the meeting as may be established by the board or executive committee.

         (b) NUMBER OF VOTES. Each member shall be entitled to one vote on each matter presented at a meeting for a vote by members, regardless of the number or amount of, or the number of lives insured by, policies or contracts owned by such member.

         (c) ELIGIBILITY. All questions concerning the eligibility of members to vote and the validity of the votes cast at any meeting shall be determined by the voting inspectors on the basis of the records of the Company. If a question concerning eligibility to vote arises as between a person identified as the owner of the policy or contract on the records of the Company and a person otherwise claiming to control such policy or contract, the person shown on the records of the Company as the owner at the close of business on the record date for the meeting shall be deemed to be the member entitled to vote at such meeting.

Section 1.8 NOMINATIONS OF CANDIDATES FOR THE BOARD.
         (a) FILING OF BOARD'S PROPOSED NOMINEES. Before each annual meeting of members, the board shall propose for nomination at such meeting a member as candidate for every vacancy on the board to be filled at the ensuing annual meeting as provided in Section 2.2 and shall cause to be filed with the records of the Company and the Wisconsin Commissioner of Insurance a certificate of such proposed nomination





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                 signed by the secretary of the Company, giving the
                 names, occupations and addresses of such proposed nominees and the terms for which they are to be nominated and stating that such proposed nominees meet the eligibility requirements then pertaining to trustees prescribed by Section 2.3(a) and will accept office if elected.

         (b) SUBSTITUTION. In the event any candidate proposed by the board for nomination pursuant to Section (a) above withdraws as a candidate prior to the annual meeting, the board may propose a member for nomination in substitution for the withdrawing candidate and shall make such filings as are required pursuant to Section (a) above promptly after such substitution.

         (c) NOMINATION AT MEETING. Subject to Section 2.3(a), nominations of members as candidates for any vacancy on the board to be filled at an annual meeting of members, including nomination of the board's proposed nominees, shall be made at the meeting; and such nomination may be made by any member who is present in person or by proxy and is entitled to vote at such meeting.

Section 1.9 INSPECTION OF RECORDS.
         The Company shall keep on file after the record date for each meeting and until the tabulation of voting at such meeting has been completed, a record for voting purposes of the names and addresses of the persons shown as the premium payers as of the close of business on such record date with respect to the policies and contracts of the members. Subject to provisions of the Wisconsin Statutes and with due regard to the Company's status as an insurance company and financial institution, a member, or his agent or attorney, may inspect such record at any reasonable time for the purpose of communicating with other members in regard to nomination or election of candidates for the board or any other matter being submitted for vote at a meeting of the members. No person may, directly or indirectly, use any information obtained from any such inspection for any other purpose, and the Company may impose reasonable rules to insure that such information is not used for any other purpose.


                                   ARTICLE II
                        BOARD OF TRUSTEES AND COMMITTEES

Section 2.1 GENERAL POWERS.
         The business and affairs of the Company shall be managed by the board.

Section 2.2 COMPOSITION.
         (a) NUMBER AND TENURE. The number of trustees of the Company shall be not more than 30 or if permitted by law such other number, not less than 9, as the board may establish from time to time. The regular term of office of a trustee shall commence immediately after the annual meeting of members at which such trustee is elected and end





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

                 on the date of the fourth succeeding annual meeting of members. The vacancies on the board to be filled at each annual meeting of members shall be the offices of those trustees whose regular terms are scheduled to expire on the date of such meeting and the offices of any other trustees that become vacant during the 12 months ending on the January 1 preceding such meeting. All elections shall be for the regular term except those to fill the offices of trustees that become vacant during the 12 months ending on the January 1 preceding such meeting which shall be for the unexpired regular term of such vacant offices. Except as provided in paragraph (c), each trustee elected at an annual meeting shall hold office for the term for which elected and until his successor has been elected or appointed and qualified.

         (b) CLASSIFICATION. Trustees shall be divided into 4 classes, which may but need not be equal, according to the expiration date of the regular terms of offices. The regular term of office of one of the classes of trustees shall expire on the date of each annual meeting of members. On July 26, 1972, the 4 classes of trustees shall be those whose regular terms are scheduled to expire on the date of the annual meeting of members in 1973, 1974, 1975 and 1976, respectively.

         (c) RETIREMENT. The board may by resolution provide for mandatory retirement of trustees and members of the committees of the board. A trustee or member of a committee of the board shall be retired on the date provided in the resolution even though elected for a term extending beyond such date.

Section 2.3 QUALIFICATIONS.
         (a) CITIZENSHIP, AGE, OTHER OFFICES. Only those members of the Company shall be eligible to be nominated or elected or to serve as a trustee who are citizens of the United States of America, are not less than 25 years of age nor more than the retirement age, if any, as then established by resolution of the board pursuant to Section 2.2(c), are not ineligible under paragraph (b) and have no relationship which would create a conflict of interest or impair independence of judgment in regard to the affairs of the Company in violation of the rules then prescribed by the board or executive committee. Except for the chairman of the board, the president and 2 other executive officers, no trustee shall be an executive officer, officer, other employee or agent of the Company.

         (b) NON-ATTENDANCE. The failure of a trustee to attend at least 1 meeting of the board within a period of 9 consecutive calendar months shall thereupon result in an automatic forfeiture of his office, unless such forfeiture is avoided as provided below; and such trustee shall not be eligible to be nominated or elected or to serve as a trustee until at least 6 months have elapsed following such forfeiture. Any such forfeiture shall result in a vacancy to be filled as in the case of other





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         vacancies on the board.  A trustee may avoid such forfeiture if during said 9 month period he attends a meeting of the executive committee even though not a member of that committee, but no trustee may so avoid forfeiture more than once during the term he is then serving without the express approval of the executive committee.

Section 2.4 COMMITTEES OF THE BOARD.
         The standing committees of the board shall be an executive committee and a finance committee and such other standing committees as the board may establish and designate as such. The board may from time to time establish such other committees as it deems advisable; and the members of such other committees shall be appointed by or in the manner provided by the board. Any trustee may attend and participate in any meeting of a standing committee of the board, except that no trustee who is not a member of or an alternate on a standing committee may vote upon any matter before such committee.

Section 2.5 EXECUTIVE COMMITTEE.
         (a) COMPOSITION AND POWERS. The executive committee shall consist of such number of trustees as the board may determine, to be elected annually by the board, plus the chairman of the board, if any, and the president, if a trustee. When the board is not in session, the executive committee shall have and may exercise all of the powers of the board except (i) the powers granted to the finance committee by Section 2.6, (ii) the power to adopt, amend or repeal by-laws, (iii) the power to elect a chairman of the board, president or other executive officer, and (iv) the power to fill vacancies in the board or any of its standing committees or, except as provided in
                 Section 4.4, in the office of chairman of the board, president or other executive officer.

         (b) RECORDS. The executive committee shall keep a record of its transactions which record shall be made available to each member of the board, and so much thereof shall be read at the next regular meeting of the board as it may order.

Section 2.6 FINANCE COMMITTEE.
         (a) COMPOSITION AND POWERS. The finance committee shall consist of such number of trustees as the board may determine, to be elected annually by the board, plus the chairman of the board, if any, and the president, if a trustee. When the board is not in session, the finance committee shall have and may exercise all of the powers of the board in regard to the assets and investments of the Company (except assets used in the operation of the Company's principal office and agencies) including, without limitation, the power directly or by delegation to do all such acts and things as it may deem necessary and proper to (i) establish the Company's financial and investment policy, (ii) invest, reinvest, manage, select, sell and otherwise dispose of the Company's assets, (iii) designate depositories for the Company's funds and authorize persons to make deposits in and withdrawals from such depositories,

                 (iv) appoint one or more managers of the Company's regional loan and real estate offices, (v) borrow money for the use and benefit of the Company in such amount and on such terms as it shall determine, and (vi) pledge the Company's assets as security for the payment of such loans or other proper purposes.

         (b) RECORDS. The finance committee shall keep a record of its transactions which record shall be made available to each member of the board and all standing committees of the board and so much thereof shall be read at the next regular meeting of the board as it may order.

Section 2.7 VACANCIES.
         Vacancies in the board or any committee of the board may be filled by the board at any meeting. A person appointed to fill a vacancy in the board shall hold office until the next annual meeting of members and until his successor has been elected or appointed and qualified, except that any person appointed to fill any such vacancy occurring after January 1 of any year but prior to the next following meeting of members shall hold office until the second annual meeting of members following his appointment and until his successor has been elected or appointed and qualified. A person appointed to fill a vacancy on a committee shall hold office until the next annual meeting of the board.

Section 2.8 ALTERNATE MEMBERS ON STANDING COMMITTEES OF THE BOARD.
         (a) ELECTION. The board shall elect annually trustees to serve as alternate members on any standing committee of the board, when so designated by the committee or the chairman of the board or the president to take the place of absent members, or to fill vacancies on such committees until the next meeting of the board.

         (b) COMPENSATION. An alternative member on any committee shall receive, during his period of service, compensation as fixed by the board. The board may determine by a generally applicable resolution to what extent, if any, the compensation of absent members shall be withheld or reduced during the period of service of alternates.

Section 2.9 COMPENSATION OF TRUSTEES.
         By resolution of the board, each trustee may be paid his reasonable expenses, if any, for attendance at each meeting of the board and its committees and, if not an executive officer, may be paid a stated compensation as trustee and committee member or a fixed sum for attendance at each meeting of the board or its committees or both. Such payment shall not prevent the payment of reasonable compensation to a trustee (other than an executive officer) for the authorized performance of professional, appraisal, or other technical or special service outside the scope of his regular duties as trustee or member of a committee.

                                  ARTICLE III
                           MEETINGS OF THE BOARD AND
                            COMMITTEES OF THE BOARD

Section 3.1 REGULAR MEETINGS.
         An annual meeting of the board for the election of standing committees and the officers specified in Section 4.6(a), and the transaction of such other business as may properly come before the meeting, shall be held annually at such time and place, either within or without the State of Wisconsin, as designated by resolution of the board and upon such notice as the board may determine. Additional regular meetings of the board and regular meetings of a committee may be held at such times and places and upon such notice as the board or committee may determine.

Section 3.2 SPECIAL MEETINGS.
         Special meetings of the board or a committee may be called at any time by or at the request of the chairman of the board or the president, and in addition, special meetings of the board may be called at any time by or at the request of the executive committee or 9 or more trustees.

Section 3.3 QUORUM.
         A quorum for the transaction of business at any meeting of the board or any committee shall consist of a majority of the board or of the committee, except that a quorum for a committee composed of an even number of persons shall consist of 50% of the committee. Less than a quorum may adjourn the meeting from time to time until a quorum is present.

Section 3.4 MANNER OF ACTING.
         The act of a majority of the board or a committee present at a meeting at which a quorum is present shall be the act of the board or committee, unless the board or the committee determines a greater number is required.

Section 3.5 NOTICE OF SPECIAL MEETINGS.
         Notice of special meetings of the board or a committee shall be given in writing or by telegram to each trustee or committee member at his last known address as it appears on the Company's records. Such notice shall be given at least 6 days prior to the meeting date except in the case of finance and executive committee meetings for which 2 days prior notice shall suffice. If mailed, such notice shall be deemed to be given when deposited in the United States mail, so addressed, with postage prepaid. If sent by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any special meeting of the board or a committee need be specified in the notice of such meeting except as provided in Section 11.1(b) in regard to amendment or repeal of the By-laws.

Section 3.6 WAIVER OF NOTICE.
         Any notice of the time or place of any special meeting of the board or a committee may be dispensed with if every member of the board or committee attends such meeting or if at any time every absent member of the board or committee signs a written waiver of notice or waives notice by telegram. Neither the business to be transacted at, nor the purpose of, any meeting of the board or committee need be specified in the waiver of such meeting.

Section 3.7 ACTION WITHOUT A MEETING.
         Any action required or permitted to be taken at a meeting by the board or a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by every member of the board or committee.


                                   ARTICLE IV
                          EXECUTIVE AND OTHER OFFICERS

Section 4.1 EXECUTIVE OFFICERS.
         The executive officers of the Company shall consist of a president and such other executive officers with such titles, powers and duties as may be prescribed from time to time by the board. The board may from time to time elect from among its members a chairman of the board, who shall be an executive officer of the Company with such powers and duties as may be prescribed by the board. Any 2 or more offices may be held by the same person except the offices of president and secretary and the offices of president and vice president.
The executive officers shall hold office during the pleasure of the board. For the purposes of the Wisconsin Statutes the principal officers shall be the chairman of the board, if any, the president and the other executive officers. There shall be at all times at least 3 principal officers.

Section 4.2 POWERS AND DUTIES OF EXECUTIVE OFFICERS.
        The chairman of the board, if any, shall be chairman of and preside at the meetings of the members and of the board and shall exercise such other powers and perform such other duties as may be required by the board. In the absence of action by the board vesting such powers in the chairman of the board, the president shall be the chief executive officer and have the general direction and management of the Company's affairs, and shall exercise such powers and perform such duties as are incident to his office or as may be required of him by the board or the executive or finance committees. The chief executive officer, if a member of the Board, shall be chairman of and preside at the meetings of the executive and finance committees. In the absence of, or if there is no chairman of the board, the president shall preside at the meetings of the members and, if a member of the board, at meetings of the board. All other executive officers of the Company shall exercise such powers and perform such duties as are usually incident to their office and such other duties, including presiding at meetings of the members in the absence of the chairman of the board and the president, as shall be assigned to or required of them, from time to time, by the board, the executive committee, the finance committee or the president or, if authorized by the board, the chairman of the board.

Section 4.3 OTHER OFFICERS.

        The other officers of the Company shall include a secretary, a treasurer and such assistants to the several executive officers and such other officers as the board or executive committee may from time to time designate as such, all of whom shall hold office during the pleasure of the board or executive committee. Any such officer may be designated an executive officer by the board or executive committee. Each officer of the Company shall perform such duties as may be assigned to or required of him from time to time, by the executive committee, the finance committee, the president, the head of his department or, if authorized by the board, the chairman of the board.

Section 4.4 VACANCIES AND ABSENCES.
        Any vacancy in the office of chairman of the board, president or other executive officers may be filled at any meeting of the board, or until the next meeting of the board, by the executive committee. In the event of the death, prolonged absence or inability or refusal to act of a chairman of the board who has been designated by the board as the chief executive officer, the president shall be the chief executive officer of the Company. In the prolonged absence of the president or in the event of his death, inability or refusal to act, an individual designated by the board or the executive committee shall exercise the powers and perform the duties of the president. Such designation, if made by the executive committee, shall not extend beyond the next meeting of the board.

Section 4.5 COMPENSATION.
        Compensation of executive officers, officers and other employees of the Company shall be fixed by or in the manner provided by the board.

Section 4.6 ELECTION AND APPOINTMENT OF OFFICERS.
        Officers shall be elected or appointed from time to time, but at least annually, as follows:
        (a) The chairman of the board, if any, the president and other executive officers shall be elected by the board.

        (b) Other officers shall be appointed by the board or in a manner provided by resolution of the board.


                                  ARTICLE V
                             EXAMINING COMMITTEE

Section 5.1 SELECTION OF THE EXAMINING COMMITTEE.
        An examining committee, consisting of not more than 5 or less than 3 individuals who are either members of the Company or whose lives are insured by the Company, who are not trustees, agents, executive officers, officers or other employees of the Company, shall be elected annually by the board, and the board shall designate the chairman of such committee. Not more than 2 members of any examining committee shall have been members of the previous examining committee. A vacancy in the examining committee may be filled at any time by the board or one of its standing committees.

Section 5.2 FUNCTIONS OF THE EXAMINING COMMITTEE.
        The purpose of the examining committee shall be to make an investigation of and to inquire into the general policies, operations and management of the Company. The committee shall have such powers as may be determined from time to time by the board and shall make its reports to the board.


                                  ARTICLE VI
                  OFFICIAL BONDS; CHECKS; OTHER INSTRUMENTS

Section 6.1 OFFICIAL BONDS.
        The board, the executive committee or the finance committee may require a bond from an executive officer, officer, other employee or agent of the Company, in such sum and with such sureties as it may deem proper.

Section 6.2 CHECKS.
        Disbursement of the funds of the Company shall be made upon the check of the Company signed by such persons and in such manner as may be determined by the finance committee. Such persons as may be designated by the finance committee shall each have authority to endorse checks and other instruments received by the Company or to execute powers of attorney authorizing other persons to make such endorsements.

Section 6.3 OTHER INSTRUMENTS.
        The chairman of the board, if any, the president and other executive officers, the vice presidents, and such other persons as the board, the executive committee or the finance committee may designate shall each have authority to execute and acknowledge on behalf of the Company all instruments executed in the name of the Company; and the chairman of the board, the president and other executive officers, and the vice presidents shall each have authority to execute powers of attorney authorizing other persons to execute and acknowledge such instruments in specific instances. The secretary and any associate or assistant secretary shall each have authority to attest, countersign and acknowledge all such instruments requiring attestation, countersignature or acknowledgement. Insurance policies and annuity contracts issued by the Company and endorsements thereto shall be executed in the manner provided by the board or executive committee.


                                 ARTICLE VII
                               INDEMNIFICATION

Section 7.1 INDEMNIFICATION OF TRUSTEES, OFFICERS AND EMPLOYEES.

        (a) SUCCESSFUL DEFENSE. The Company shall indemnify a trustee, officer, employee or member of a committee, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the trustee, officer, employee or member of a committee was a party because he or she is a trustee, officer, employee or member of a committee of the Company.

        (b) OTHER CASES. In cases not included under (a) above, the Company shall indemnify a trustee, officer, employee or member of a committee against liability incurred in a proceeding to which the trustee, officer, employee or member of a committee was a party because he or she is a trustee, officer, employee or member of a committee of the Company or was serving at the Company's request as a director, officer, employee, agent, partner, trustee, member of any governing or decision-making committee of another corporation, partnership, joint venture, trust or other enterprise, unless liability was incurred because the trustee, officer, employee or member of a committee breached or failed to perform a duty owed to the Company and the breach or failure to perform constitutes any of the following: (i) a wilful failure to deal fairly with the Company or its members in connection with a matter in which the trustee, officer, employee or member of a committee has a material conflict of interest, (ii) a violation of criminal law, unless the trustee, officer, employee or member of a committee had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the trustee, officer, employee or member of a committee derived an improper personal profit; or (iv) wilful misconduct. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, does not, by itself, create a presumption that indemnification is not required pursuant to this section. A trustee, officer, employee or member of a committee who seeks indemnification under this section shall make a written request to the Company. Indemnification under this section is not required if the trustee, officer, employee or member of a committee previously received indemnification or allowance of expenses in connection with the same proceeding.

Section 7.2  DETERMINATION OF RIGHT TO INDEMNIFICATION.
        Any indemnification under Section 7.1, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the trustee, officer, employee or member of a committee is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination shall be made by one of the following means selected by the person seeking indemnification:
        (a) By majority vote of a quorum of the Board consisting of trustees not at the time parties to the same or related proceedings. If a quorum of disinterested trustees cannot be obtained, by majority vote of a committee duly appointed by the Board and consisting solely of two or more trustees not at the time parties to the same or related proceedings. Trustees who are parties to the same or related proceedings may participate in the designation of members of the committee.

        (b) By independent legal counsel selected by a quorum of the Board or its committee in the manner described in (a) or, if unable to obtain such a quorum or committee, by majority vote of the full Board, including trustees who are parties to the same or related proceedings.

        (c) By a panel of three arbitrators consisting of one arbitrator selected by those trustees entitled under (b) to select independent legal counsel, one arbitrator selected by the person seeking indemnification, and one arbitrator selected by the two arbitrators previously selected.

Section 7.3 ALLOWANCE OF EXPENSES AS INCURRED.
        Upon written request by a trustee, officer, employee or member of a committee who is party to a proceeding, the Company may pay or reimburse his or her reasonable expenses as incurred, if such advance payment is authorized in a manner provided in Section 7.2, and if the person provides the Company with the following:
        (a) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Company; and

        (b) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 7.2 that indemnification is not required and that indemnification is not ordered by a court. The undertaking under this section shall be an unlimited, general obligation of the person involved, may be secured or unsecured, and may be accepted without reference to his or her ability to repay.

Section 7.4 ADDITIONAL RIGHTS TO INDEMNIFICATION AND ALLOWANCE OF EXPENSES. Except as limited by law, the indemnification and allowance of expenses provided by this article do not preclude any additional right to indemnification or allowance of expenses that a trustee, officer, employee, member of a committee, or other person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise may have under any written agreement between such person and the Company, resolution of the Board, or resolution adopted by the members.

Section 7.5 INSURANCE.
        The Company may purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or member of a committee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this article.

Section 7.6 GENERAL.

        For purposes of this article, the definitions contained in Section
181.041 of the Wisconsin Statutes are incorporated herein by this reference except that "trustee" shall be used wherever the term "director" appears in the statute. The term "employee" shall mean a natural person who is or was an employee of the Company or who, while an employee of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, member of any decision-making committee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and, unless the context requires otherwise, the estate or personal representative of the employee. "Member of a committee" shall mean a member of the examining committee described in Article V. The provisions of this article shall apply from the date of adoption of this By-Law, regardless of the date of the occurrence for which indemnification is sought. Any right to indemnification under any prior By-Law of the Company is terminated as of the date of adoption of this By-Law.

                                 ARTICLE VIII
                             EMERGENCY PROVISIONS

Section 8.1 CONTINUITY OF MANAGEMENT.
        To insure continuity of management in the event of a national emergency caused by miltary attack or by a nuclear, atomic or other disaster, the following delegation of executive authority and responsibility is provided on a temporary basis pursuant to the Wisconsin Statutes until the executive committee or a board of trustees can act:
     (a) ACTING PRESIDENT. In the event such emergency results in the disability or absence of the chairman of the board and the president, then an executive officer in the order specified in the latest resolution of the board relating to powers and duties of executive officers shall be and is hereby designated as acting president and chief executive officer, but if no executive officer is then available, the trustee senior in point of service on the board of trustees, who is able and willing to act, shall be and is hereby designated the acting president and chief executive officer.

     (b) POWERS OF ACTING PRESIDENT. The acting president shall exercise the powers and perform the duties of the president, except as otherwise provided in the By-laws, and shall have authority to relocate the principal office within the United States, to take charge of all Company property and records, including copies of such records as may be deposited outside the principal office, and to sign all instruments relating to the business of the Company, including checks.

     (c) EXECUTIVE COMMITTEE. The acting president shall immediately call a meeting of the executive committee, and such committee shall have authority to designate substitutes for absent or disabled executive officers to act until the next meeting of the board, and shall have authority to determine a suitable location within the United States for the Company's principal office.

        (d) COMMITTEE QUORUM. If by reason of such emergency a quorum of either the executive committee or finance committee cannot be obtained, then the acting president shall have authority to designate such number of trustees as may be required for a quorum, to serve as substitutes on such committee. If sufficient substitutes are not available, the acting president may reduce the number constituting a quorum or any committee to not less than 3.

        (e) BOARD QUORUM. If by reason of such emergency a quorum of the board cannot be obtained, 3 trustees shall constitute a quorum for the transaction of business at all meetings of the board. Any vacancy in the board may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee. If there are no surviving trustees but at least 3 executive officers of the Company survive, then the president if he survives and 2 (or 3 if the president does not survive) other executive officers in the order listed in the latest resolution of the board relating to powers and duties of executive officers shall be the trustees and shall possess all of the powers of the previous board and such powers as are granted herein. By majority vote such emergency board of trustees may elect other trustees. If there are not at least 3 surviving executive officers, the Wisconsin Commissioner of Insurance or duly designated person exercising the powers of the Commissioner of Insurance shall appoint 3 persons as trustees who shall possess all of the powers of the previous board and such powers as are granted herein, and these persons by majority vote may elect other trustees.


                                  ARTICLE IX
                                   OFFICES
Section 9.1 OFFICES.
        The location of the principal office of the Company shall be determined by the board. The Company may have other offices at such locations as may be necessary or convenient for the conduct of its business.


                                  ARTICLE X
                                CORPORATE SEAL

Section 10.1 CORPORATE SEAL.
        The board may prescribe a corporate seal for the Company, which shall contain the name of the Company, the words "Corporate Seal" and such other devices, if any, as the board may determine.

                                   ARTICLE XI
                                   AMENDMENTS

Section 11.1 AMENDMENT OR REPEAL OF THE BY-LAWS.
         (a) BY MEMBERS. The members may, at any regular or special meeting of the members at which a quorum is present, amend or repeal these By-laws or adopt new By-laws by the affirmative vote of at least two-thirds of the votes entitled to be cast by the members present in person or by proxy at such meeting.

         (b) BY BOARD. The board may, at any regular or special meeting of the board, amend or repeal these By-laws or adopt new By-laws, except that no by-law adopted by the members shall be subject to amendment or repeal by the board. Written notice setting forth the substance of the proposed action shall be given in the manner provided in Section 3.5 to every member of the board at least 6 days prior to the meeting date.


                                    APPENDIX

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            THE NORTHWESTERN MUTUAL
                             LIFE INSURANCE COMPANY
                            a Wisconsin corporation

                            (Adopted July 26, 1972)

                                   ARTICLE I
                                      NAME
          The name of the Company shall be The Northwestern Mutual Life
Insurance Company.


                                   ARTICLE II
                              PERIOD OF EXISTENCE
          The period of existence of the Company shall be perpetual.


                                  ARTICLE III
                           PRINCIPLES AND PURPOSES
         The Company is a mutual insurance company, without capital stock, incorporated in 1857 by special act of the Wisconsin Legislature. The Company is organized and operated for the mutual protection and benefit of those persons who hold insurance policies or annuity contracts issued by the Company or who have beneficial interests in such policies or contracts. Neither such persons nor the policies or contracts are or shall be subject to assessment for any purpose whatsoever.
         The purposes of the Company are to engage in any lawful activity for which insurance corporations may be organized under the Wisconsin Statutes, including without limitation the conducting of an insurance business and businesses incidental thereto, the making of investments and the ownership and operation of subsidiaries, all as and to the extent authorized by the Wisconsin Statutes.

                                   ARTICLE IV
                                PRINCIPAL OFFICE
         The location of the principal office of the Company shall be determined by the board of trustees. At the date of adoption of these Articles the principal office is located in the City of Milwaukee, Wisconsin.


                                   ARTICLE V
                                    MEMBERS
         The members of the Company shall be those persons who are policyholders of one or more insurance policies or deferred annuity contracts issued by the Company, then in force and not matured by death of the insured or annuitant or attainment of maturity date.
         The rights of members shall be as provided under the Wisconsin Statutes, these Articles and the By-laws of the Company. The rules governing voting by a member, including eligibility to vote and voting procedures, shall be as provided in the Wisconsin Statutes and the By-laws.


                                   ARTICLE VI
                               BOARD OF TRUSTEES
         The board of trustees of the Company shall consist of such individual members of the Company, not less than nine, as may be provided in the By-laws. The By-laws may prescribe other qualifications for the trustees and may divide them into classes according to their terms of office. The method of election or appointment of the trustees and their terms of office shall be as provided in the By-laws. The term "trustee" may be changed to "director" by an amendment to the By-laws.


                                  ARTICLE VII
                               MEMBERS' MEETINGS
         Regular and special meetings of the members of the Company shall be held as provided in the By-laws. The Company may make reasonable expenditures in support of candidates nominated by the board for election as trustees and the position of its management at any meeting.

                                  ARTICLE VIII
                                   AMENDMENTS
         These Articles may be amended in the manner authorized by law at the time of adoption of the amendment.